SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549


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                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of Earliest Event Reported):  May 24, 1999


                           NATIONAL BANKSHARES, INC.
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            (Exact name of Registrant as specified in its charter)


  Virginia               0-15204                             54-1375874
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(State or other          (Commission                         (IRS Employer
jurisdiction of          File Number)                      Identification No.)
incorporation)


          P.O. Box 90002
          Blacksburg, Virginia                                24062-9002
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     (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code: (540) 552-2011




                               Page 1 of 2 Pages


Item 5    Other Events
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                  NATIONAL BANKSHARES FINISHES STOCK BUYBACK


     James G. Rakes, Chairman, President & CEO of National Bankshares, Inc., today reported a successful conclusion to the stock tender offer that was announced on March 15. Mr. Rakes said, "We have completed the repurchase of a total of 275,856 shares of our company's common stock, at $28.00 per share. Our tender was so successful that we had more shares tendered than we were permitted to purchase, and we had to prorate some tenders. We are very excited about the success of this stock repurchase plan. It is an excellent use of the abundant capital of National Bankshares, and we believe that the stock repurchase is consistent with our long-term goal of increasing shareholder value."

     National Bankshares, Inc. is the parent company of The National Bank, headquartered in Blacksburg, and of Bank of Tazewell County, located in Tazewell. Together, the two banks have 16 offices in Montgomery, Giles and Tazewell counties and in the cities of Galax and Bluefield, Virginia. The company s stock is traded over the counter with the trading symbol "NKSH".



                              FOR FURTHER INFORMATION, PLEASE CONTACT:
                                        Marilyn B. Buhyoff
                                        Secretary & Counsel
                                        P.O. Box 90002
                                        Blacksburg, VA  24062-9002
                                        (540)  951-6331
                                        mbuhyoff@nbbank.com